    BLOCK MEDICAL, INC.

    CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
    DECEMBER 2, 1995, DECEMBER 3, 1994 AND NOVEMBER 27, 1993
    AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Block Medical, Inc.:


We have audited the accompanying consolidated balance sheets of Block Medical, Inc. (the Company) as of December 2, 1995 and December 3, 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 2, 1995, December 3, 1994 and November 27, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Block Medical, Inc. as of December 2, 1995 and December 3, 1994, and the results of its consolidated operations and cash flows for the years ended December 2, 1995, December 3, 1994 and November 27, 1993 in conformity with generally accepted accounting principles.

June 25, 1996 (except for Note 7,
  as to which the date is July 3, 1996)

BLOCK MEDICAL, INC.

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 2, 1995 AND DECEMBER 3, 1994
- --------------------------------------------------------------------------------


                                               1995              1994

ASSETS

CURRENT ASSETS:
Cash                                   $      67,015      $      61,962
Accounts receivable, less allowance
  for doubtful accounts of $161,275
  in 1995 and $200,000 in 1994             1,995,562          1,900,217
Inventories (Notes 1 and 2)                2,460,135          2,718,858
Deferred income taxes (Note 6)               317,084            516,947
Prepaid expenses and other
  current assets                              38,220             67,964
                                       -------------      -------------

     Total current assets                  4,878,016          5,265,948

PROPERTY, net (Notes 1 and 3)              1,179,910          1,786,137

NOTES RECEIVABLE                             329,548

GOODWILL (Note 1)                          6,612,296         28,278,200

OTHER ASSETS                                  35,923             38,978
                                       -------------      -------------

                                       $  13,035,693      $  35,369,263
                                       -------------      -------------
                                       -------------      -------------


See accompanying notes to consolidated financial statements.                   2

BLOCK MEDICAL, INC.

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 2, 1995 AND DECEMBER 3, 1994 (Continued)
- --------------------------------------------------------------------------------


                                              1995               1994

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable                      $      528,910     $      567,856
Accrued compensation                         573,330            547,413
Accrued warranty costs                       125,000            175,000
Accrued insurance (Note 4)                   677,400            472,100
Other accrued liabilities                     71,267            469,362
                                       -------------      -------------

     Total current liabilities             1,975,907          2,231,731

NOTE PAYABLE TO PARENT (Note 4)           10,100,685

ACCOUNTS PAYABLE TO PARENT (Note 4)       11,313,560         10,266,552

OTHER LONG-TERM LIABILITIES                   18,931            138,540

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY (DEFICIT) (Note 4):
Common stock, $.001 par value;
  1,000 shares authorized;
  1,000 shares issued and outstanding              1                  1
Additional paid-in capital                53,898,784         53,898,784
Accumulated deficit                      (64,272,175)       (31,166,345)
                                       -------------      -------------
Net stockholders' equity (deficit)       (10,373,390)        22,732,440
                                       -------------      -------------

                                       $  13,035,693      $  35,369,263
                                       -------------      -------------
                                       -------------      -------------

See accompanying notes to consildated financial statements                     3

BLOCK MEDICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993
- --------------------------------------------------------------------------------

                                          1995                1994                1993

NET SALES                           $   13,518,274       $  12,823,926      $   14,871,288

COST OF SALES                            7,285,791           9,682,823          10,165,858
                                    --------------      --------------      --------------

GROSS PROFIT                             6,232,483           3,141,103           4,705,430

COSTS AND EXPENSES (Notes 1 and 5):
Selling and marketing                    4,127,848           4,556,429           5,001,416
Research and development                   792,833             791,437           1,135,509
General and administrative               4,691,119           5,716,557           6,462,373
Goodwill write-down                     20,000,000                              14,000,000
                                    --------------      --------------      --------------

     Total costs and expenses           29,611,800          11,064,423          26,599,298
                                    --------------      --------------      --------------

LOSS FROM OPERATIONS                   (23,379,317)         (7,923,320)         21,893,868)

INTEREST EXPENSE (Note 4)                  913,318             610,505             326,917
                                    --------------      --------------      --------------

LOSS BEFORE INCOME TAX BENEFIT         (24,292,635)         (8,533,825)        (22,220,785)

INCOME TAX BENEFIT (Notes 1 and 6)       1,186,805           2,931,795           2,587,042
                                    --------------      --------------      --------------

NET LOSS                            $  (23,105,830)      $  (5,602,030)     $  (19,633,743)
                                    --------------       -------------      --------------
                                    --------------       -------------      --------------


See accompanying notes to consildated fiancial statements.                     4

BLOCK MEDICAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993
- --------------------------------------------------------------------------------

                                   COMMON STOCK                 ADDITIONAL                                NET
                        ---------------------------------        PAID-IN           ACCUMULATED         STOCKHOLDERS'
                           SHARES                AMOUNT          CAPITAL             DEFICIT         EQUITY (DEFICIT)

BALANCE,
  November 28, 1992      1,845,951               1,846       $  53,896,939     $    (5,930,572)     $   47,968,213

Net loss                                                                           (19,633,743)        (19,633,743)

                        ----------             -------       -------------     ---------------      --------------
BALANCE,
  November 27, 1993      1,845,951               1,846          53,896,939         (25,564,315)         28,334,470

1,845.951 to 1 reverse
  stock split           (1,844,951)             (1,845)              1,845

Net loss                                                                            (5,602,030)         (5,602,030)
                        ----------             -------       -------------     ---------------      --------------
BALANCE,
  December 3, 1994           1,000                   1          53,898,784         (31,166,345)         22,732,440

Dividend to Parent
  (Note 4)                                                                         (10,000,000)        (10,000,000)

Net loss                                                                           (23,105,830)        (23,105,830)
                        ----------             -------       -------------     ---------------      --------------
BALANCE,
  December 2, 1995           1,000             $     1       $  53,898,784      $  (64,272,175)       $(10,373,390)
                        ----------             -------       -------------      --------------        ------------
                        ----------             -------       -------------      --------------        ------------



See accompanying notes to consolidated financial statements.                   5

BLOCK MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993
- --------------------------------------------------------------------------------

                                                   1995            1994             1993
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss                                       $(23,105,830)    $(5,602,030)    $(19,633,743)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation and amortization                   2,554,596       2,390,897         3,005,535
  Change in deferred income taxes                   165,775        (363,584)          277,576
  Loss on sale of property                                                            (18,250)
  Goodwill write-down                             20,000,00                        14,000,000
  Changes in operating assets and liabilities:
    Accounts receivable                             (95,345)        177,994           254,570
    Inventories                                     258,723        (505,849)          365,800
    Prepaid expenses and other current assets        29,744          91,134           (62,479)
    Other assets                                      3,055           5,608            61,572
    Accounts payable                                (38,946)       (226,034)          (69,685)
    Accrued insurance                               205,300         (29,000)          310,100
    Accrued warranty costs                          (50,000)        (15,000)           10,000
    Accrued compensation                             25,917           8,517          (172,185)
    Other accrued liabilities                      (398,095)       (427,676)          431,181
    Other long-term liabilities                     (85,521)         (4,539)          (23,613)
                                               ------------     -----------     -------------
      Net cash used in operating activities        (530,627)     (4,499,562)       (1,263,621)

CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions                                 (282,465)       (840,195)         (738,173)
Disposals of property, plant and equipment                           62,231            39,890
Issuance of notes receivable                       (329,548)
                                               ------------     -----------     -------------
      Net cash used in investing activities        (612,013)       (777,964)         (698,283)



See accompanying notes to consolidated financial statements.                   6

BLOCK MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993 (Continued)
- --------------------------------------------------------------------------------

                                                1995           1994         1993
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from note payable to Parent         $10,100,685    $        -    $        -
Increase in accounts payable to Parent         1,047,008     5,339,488     1,961,904
Dividend to Parent                           (10,000,000)
                                            ------------    ----------    ----------
  Net cash provided by financing activities    1,147,693     5,339,488     1,961,904
                                            ------------    ----------    ----------
NET INCREASE IN CASH                               5,053        61,962

CASH, beginning of year                           61,962
                                            ------------    ----------    ----------
CASH, end of year                            $    67,015    $   61,962    $        -
                                            ------------    ----------    ----------
                                            ------------    ----------    ----------




















See accompanying notes to consolidated financial statements.                   7

BLOCK MEDICAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993
- --------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS - Block Medical, Inc. (the Company) is a wholly-owned subsidiary of Hillenbrand Industries (the Parent) and is engaged in the manufacturing and marketing of ambulatory infusion systems for use in the intravenous administration of drugs, nutrients and similar medical treatments. The Company sells primarily to customers in the United States.

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Block Medical de Mexico, SA de CV. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's consolidated balance sheet includes the following financial instruments: cash, accounts receivable, notes receivable, accounts payable, accrued liabilities and debt. The Company considers the carrying value of cash, accounts receivable, accounts payable and accrued liabilities in the consolidated financial statements to approximate fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization. The Company believes the carrying value of its long-term debt approximates its fair value and the interest rate approximates a rate the Company could obtain under similar terms as of the balance sheet date.

     INVENTORIES - Inventories (Note 2) are stated at the lower of first-in, first-out cost or market. The Company regularly monitors inventory for excess or obsolete items and makes any necessary adjustments when such adjustments are needed.

     PROPERTY - Property (Note 3) is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful lives of the improvements or the term of the related lease.

     GOODWILL - Goodwill is amortized on the straight-line basis over 20 years. at each consolidated balance sheet date, management reviews tangible and intangible assets for possible impairment based on several criteria, including but not limited to sales trends, operating cash flows and other operating factors. During 1995 and 1993, the Company wrote off $20,000,000 and $14,000,000, respectively, to reduce the carrying value of goodwill due to decreases in future sales forecasts.

     REVENUE RECOGNITION - Revenues are recognized upon shipment of the related products. The Company records an accrual for estimated returns at the time of product shipment based on historical experience.

BLOCK MEDICAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993 (Continued)
- --------------------------------------------------------------------------------


     INCOME TAXES - The results of operations of the company are included in the consolidated tax return of the parent. The Company's income tax benefit was based on a tax-sharing arrangement with the parent which, in general, allocated a federal and california benefit for income taxes to the Company as if it filed a separate tax return (Note 6).

     USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. actual results could differ from these estimates.


2.   INVENTORIES

     Inventories consist of the following:

                                                      1995        1994

          Raw materials                            $1,592,018     $ 1,893,991
          Work-in-process                             874,640         984,849
          Finished goods                              715,800       1,038,018
          Obsolescence reserve                       (722,323)     (1,198,000
                                                   ----------     -----------
          Total inventories                        $2,460,135     $ 2,718,858
                                                   ----------     -----------
                                                   ----------     -----------

3.   PROPERTY

     Property consists of the following:

                                                      1995           1994

          Machinery and equipment                 $ 3,447,737     $ 3,165,272
          Leasehold improvements                      480,708         480,708
                                                  -----------     -----------

                                                    3,928,445       3,645,980
          Less accumulated depreciation
            and amortization                       (2,748,535)     (1,859,843)
                                                   ----------     -----------
          Property, net                            $1,179,910     $ 1,786,137
                                                   ----------     -----------
                                                   ----------     -----------

BLOCK MEDICAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993 (Continued)
- --------------------------------------------------------------------------------


4.   RELATED PARTY TRANSACTIONS

     On October 15, 1995, the Company declared a dividend and issued a note payable due to the Parent of $10,000,000. The note bears interest at 7.5% and is due on demand. Accrued and unpaid interest at December 2, 1995 was $100,685 and is included in note payable to Parent in the accompanying consolidated balance sheets.

     Accounts payable to Parent include interest charges based on the average outstanding balance and the Parent's internal lending rate of 7.75%. Interest expense includes $812,633, $610,505 and $326,917 as of December 2, 1995, December 3, 1994 and November 27, 1993, respectively, related to these inter-company interest charges and have been included in accounts payable to Parent in the accompanying consolidated balance sheets.

     The Parent allocates workers' compensation and general liability insurance expense to the Company based on actual claims and claims history. Charges to the Company for insurance for the years ended December 2, 1995, December 3, 1994 and November 27, 1993 amounted to $339,845, $356,322 and $392,345, respectively.

     The Parent has represented that they intend to fund the operating cash flow needs of the Company as necessary.


5.   COMMITMENTS AND CONTINGENCIES

     The Company leases its office and manufacturing facilities under operating lease arrangements which expire through December 31, 1996. The facility lease requires additional payments for property taxes, insurance and maintenance costs. The following table summarizes the future minimum payments under the Company's operating leases at December 2, 1995:

          1996                                            $184,079
          1997                                               7,407
                                                          --------
          Total future minimum lease payments             $191,486
                                                          --------
                                                          --------

     Rent expense relating to the operating leases was approximately $478,753, $517,666 and $425,491 for fiscal 1995, 1994 and 1993, respectively.

BLOCK MEDICAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993 (Continued)
- --------------------------------------------------------------------------------


     On January 22, 1996, the Company entered into a new lease agreement for its office and manufacturing facilities in Rancho Bernardo, California. The facility lease requires additional payments for property taxes, insurance and maintenance costs. Future minimum payments under this five-year lease agreement are as follows: 1996 - $118,507; 1997 - $173,625; 1998 -
     $186,848; 1999 - $195,533; 2000 - $203,900; and 2001 - $60,183.

     The Company, in the normal course of business, is subject to various legal matters. However, management believes that none of these matters will have a material adverse effect on the Company's consolidated financial statements.


6.   INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financing Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES (Note 1).

     The income tax benefit consists of the following:

                                        1995          1994          1993
          Current:
            Federal                  $1,020,927    $1,989,369    $2,289,173
            State                       331,653       578,842       575,445

          Deferred                     (165,775)      363,584      (277,576)
                                     ----------    ----------    ----------
          Total                      $1,186,805    $2,931,795    $2,587,042
                                     ----------    ----------    ----------
                                     ----------    ----------    ----------

     The Company's net deferred income taxes were allocated from the Parent to the Company under the tax-sharing arrangement described in Note 1 and consist of the following:

                                                         1995         1994
          Net current deferred income tax assets:
            Inventories                               $ 417,244     $618,767
            Other reserves                               50,270      157,837
            State taxes                                (150,430)    (259,657)
                                                      ---------     --------
          Net current deferred income tax assets        317,084      516,947

BLOCK MEDICAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 2, 1995,
DECEMBER 3, 1994 AND NOVEMBER 27, 1993 (Continued)
- --------------------------------------------------------------------------------

                                                              1995       1994
          Net noncurrent deferred income tax liabilities:
            Property depreciation and amortization          $ 27,202   $ 63,993
            Other deferred income tax assets                  (8,271)   (10,974)
                                                            --------   --------
          Net noncurrent deferred income tax liabilities      18,931     53,019
                                                            --------   --------
          Net deferred income taxes                         $298,153   $463,928
                                                            --------   --------
                                                            --------   --------

     No valuation allowance was considered necessary for recorded deferred tax assets because under the tax-sharing arrangement, described in Note 1, the Parent expects to fully realize the benefit of such assets in its consolidated return.

     A reconciliation of the Company's effective tax rate compared to the statutory federal tax rate is as follows:

                                                         1995    1994    1993
          Statutory rate                                  35 %    35 %    35 %
          State income taxes, net of federal benefit       1       5       2
          Goodwill amortization and write-off            (31)     (7)    (26)
          Other                                                    1       1
                                                         ----    ----    ----
                                                           5 %    34 %    12 %
                                                         ----    ----    ----
                                                         ----    ----    ----

7.   SALE OF THE COMPANY

     On July 3, 1996, the Parent entered into a definitive purchase agreement with I-Flow Corporation, a public company, to purchase substantially all the assets and certain liabilities of the Company for cash consideration of $15,000,000, I-Flow common stock consideration of $2,000,000, and warrants to purchase 250,000 shares of I-Flow common stock at an average closing price, as defined in the agreement. The purchase price, as defined, is additionally subject to adjustment based on the final consolidated balance sheet of the Company, as defined.